May 5, 2016

City National Rochdale Funds
400 N. Roxbury Drive
Beverly Hills, CA 90210

Re:	City National Rochdale Funds

Ladies and Gentlemen:

We have acted as counsel to City National Rochdale Funds, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment Number 79 to the Trust’s Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 5, 2016 (the “Registration Statement”), with respect to the issuance of newly established Class Y Shares of beneficial interest (the “Shares”) of the City National Rochdale Emerging Markets Fund (the “Fund”), a series of the Trust. You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated October 28, 1996, as amended on February 11, 1998, April 27, 1999, and August 26, 2013, filed with the Secretary of State (the “Certificate of Trust”);

(c)	A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Agreement and Declaration of Trust, as amended (the “Declaration”), the Trust’s Amended and Restated By-Laws, as amended (the “By-Laws”), and the resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares (the “Resolutions”); and

Morgan, Lewis & Bockius llp
300 South Grand Avenue
Twenty-Second Floor
Los Angeles, CA 90071-3132	+1.213.612.2500
United States	+1.213.612.2501

City National Rochdale Funds
May 5, 2016

(d)	A printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.  We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the proof referred to in paragraph (d) above.  We have also assumed for the purposes of this opinion that the Certificate of Trust, the Declaration, the By-Laws and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction.  In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing and to the further assumptions and limitations hereinafter set forth, it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP